EXHIBIT 99

PRESS RELEASE

FOR IMMEDIATE RELEASE

THE CHILDREN'S PLACE REPORTS 2003 SECOND QUARTER
FINANCIAL RESULTS

~ Net Sales Increase 24%; Comparable Store Sales Increase 3% ~

           SECAUCUS, NEW JERSEY - AUGUST 14, 2003 - THE CHILDREN'S PLACE RETAIL STORES, INC. (NASDAQ: PLCE) today reported financial results for the second quarter and six months ended August 2, 2003.

Second Quarter

•	Net sales for the second quarter increased 24% to $159.1 million, compared with $128.3 million for the same period in 2002.
•	Comparable store sales increased 3% in the quarter, versus a 9% decrease for the same period last year.
•	Net loss was $9.4 million, compared to a net loss of $10.2 million last year.
•	Loss per share was $0.35 compared to a loss of $0.38 per share in the 2002 period.
•	The Company opened 19 new stores during the second quarter, and closed two.

Six-Month Period

•	Net sales for the six-month period increased 13% to $340.1 million, from $301.3 million for the same period in 2002.
•	Comparable store sales decreased 6% for the period, compared to a 10% decrease for the same period last year.
•	Net loss was $3.8 million, compared to a $5.0 million net profit in the year-ago period.
•	Loss per share was $0.14 compared to earnings per share of $0.19 in the 2002 period.
•	The Company opened 38 new stores during the six-month period, and closed two.

           "We are pleased with our sales performance in the second quarter, which reflects the continued execution of our strategic initiatives," said Ezra Dabah, Chairman and Chief Executive Officer of The Children's Place. "Our positive comparable store sales results were driven by increases in units per transaction, the number of transactions and average transaction size, as well as more full price selling. In addition, we are encouraged by the improvement in our gross margin for the second quarter, which we achieved while offering our customers higher quality merchandise at lower prices. The strong customer acceptance of our merchandise has resulted in a clean inventory position heading into the third quarter, with approximately 30% less old season merchandise on a per store basis versus a year ago."

           Mr. Dabah concluded, "We are pleased with our Fall merchandise assortment, which is well balanced between fashion and basics and satisfies the lifestyle needs of our customers. We believe this, combined with our compelling in-store marketing, customer service initiatives and the right level of inventory, position us well for the Back-to-School season. While we are encouraged by the strides we have made in our business, our outlook remains cautious given the challenging retail environment."

           The Children's Place will host a webcast of its second quarter conference call today at 10:00 a.m., Eastern Time. Interested parties are invited to listen to the call at the Company's web site, www.childrensplace.com. An archive of the webcast will be available on the site through Thursday, August 21, 2003.

           The Children's Place Retail Stores, Inc. is a leading specialty retailer of high quality, value-priced apparel and accessories for children, newborn to age ten. The Company designs, contracts to manufacture and sells its products under the "The Children's Place" brand name. As of August 2, 2003, the Company operated 679 stores, including 642 stores in the United States and 37 stores in Canada. The Company also sells its merchandise through its virtual store located at www.childrensplace.com.

           This press release and above referenced call may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Company's filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers or listeners (on the call) are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by The Children's Place or any other person that the events or circumstances described in such statement are material.

Contact:	The Children's Place Seth Udasin, Chief Financial Officer, 201/558-2409 Heather Anthony, Director, Investor Relations, 201/558-2865

THE CHILDREN'S PLACE RETAIL STORES, INC.
CONDENSED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

                                                 13 Weeks Ended:                 26 Weeks Ended:
                                                 --------------                  --------------
                                            August 2,      August 3,        August 2,        August 3,
                                            ---------      ---------        ---------        ---------
                                              2003           2002             2003             2002
                                              ----           ----             ----             ----

Net sales                                  $  159,082     $  128,295       $  340,092       $  301,342

Cost of sales                                 108,612         91,909          219,732          185,828
                                           ----------     ----------       ----------       ----------

Gross profit                                   50,470         36,386          120,360          115,514

Selling, general and
  administrative expenses                      55,988         44,597          107,379           90,970

Depreciation and amortization                   9,875          8,441           19,403           16,711
                                           ----------     ----------       ----------       ----------

Operating (loss) income                       (15,393)       (16,652)          (6,422)           7,833

Interest income, net                               52            118              145              364
                                           ----------     ----------       ----------       ----------

(Loss) income before income taxes             (15,341)       (16,534)          (6,277)           8,197

(Benefit) provision for income taxes           (5,982)        (6,367)          (2,447)           3,156
                                           ----------     ----------       ----------       ----------

Net (loss) income                          $   (9,359)    $  (10,167)      $   (3,830)      $    5,041
                                           ==========     ==========       ==========       ==========

Basic (loss) income per share              $    (0.35)    $    (0.38)      $    (0.14)      $     0.19

Basic weighted average number
  of shares outstanding                        26,620         26,492           26,609           26,460

Diluted (loss) income per share            $    (0.35)    $    (0.38)      $    (0.14)      $     0.19

Diluted weighted average number
  of shares outstanding                        26,620         26,492           26,609           27,219

THE CHILDREN'S PLACE RETAIL STORES, INC.
CONDENSED BALANCE SHEETS
(In thousands)

                                                   August 2, 2003     February 1, 2003     August 3, 2002
                                                   --------------     ----------------     --------------
                                                    (Unaudited)                              (Unaudited)

  Current assets:

Cash and cash equivalents                            $    25,194         $    36,645        $    31,705

Accounts receivable                                       15,412              13,571             17,506

Inventories                                               87,321              75,417             62,261

  Other current assets                                    26,042              19,570             23,537
                                                     -----------         -----------        -----------

Total current assets                                     153,969             145,203            135,009

Property and equipment, net                              154,617             155,000            159,645

  Other assets, net                                        9,326               9,125              6,148
                                                     -----------         -----------        -----------

  Total assets                                       $   317,912         $   309,328        $   300,802
                                                     ===========         ===========        ===========

  Current liabilities:

Revolving credit facility                            $       426         $         0        $         0

Accounts payable                                          35,488              30,805             29,169

  Accrued expenses and
    other current liabilities                             40,818              35,124             35,969
                                                     -----------         -----------        -----------

Total current liabilities                                 76,732              65,929             65,138

  Other liabilities                                       15,189              14,391             12,169
                                                     -----------         -----------        -----------

Total liabilities                                         91,921              80,320             77,307

  Stockholders' equity                                   225,991             229,008            223,495
                                                     -----------         -----------        -----------

  Total liabilities and stockholders' equity         $   317,912         $   309,328        $   300,802
                                                     ===========         ===========        ===========

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